Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
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Owens Corning Reports First-Quarter 2013 Results

Strong First-Quarter Earnings Growth Positions Company for Success in 2013

•	Roofing delivers EBIT margins of 20% on effective price execution

•	Insulation on track for profitability in 2013

•	Composites completes asset ramp-up; positioned to achieve positive operating leverage for rest of 2013

•	Company reaffirms 2013 outlook of at least $100 million growth in adjusted EBIT

TOLEDO, Ohio – April 24, 2013 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.3 billion in the first quarter of 2013, essentially flat with the same period in 2012.

First-quarter 2013 adjusted earnings were $35 million, or $0.29 per diluted share, compared with $11 million, or $0.09 per diluted share, during the same period one year ago. The company reported net earnings of $22 million, or $0.18 per diluted share, in the first quarter of 2013, compared to a net loss of $46 million, or $0.38 per diluted share, in 2012. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“Owens Corning delivered a strong first quarter with margin improvement in both of our Building Materials businesses,” said Chairman and Chief Executive Officer Mike Thaman. “We grew first-quarter adjusted EBIT by $34 million, driven by strong Roofing performance. Insulation demonstrated strong price execution and is on track for full-year profitability and double-digit revenue growth in 2013. And, Composites completed its asset ramp-up and is positioned to achieve operating leverage that supports improved year-over-year margins for the business.

“The first quarter was a positive start to the year and supports our full-year outlook for at least $100 million of growth in adjusted EBIT. We continue to believe that the pace of the U.S. housing recovery and its impact on the margin performance of the Building Materials businesses will largely determine the upside to our guidance,” he added.

Copyright © 2013 Owens Corning

Consolidated First-Quarter Results

•	Owens Corning’s primary safety metric, Recordable Incidence Rate (RIR), was 0.64 for the three months ended March 31, 2013. This compares to a rate of 0.37 in the same period one year ago.

•

Adjusted EBIT in the first quarter of 2013 was $77 million, up from $43 million in 2012. In the first quarter of 2013, the company had certain items that were not the result of current operations. Before adjusting for these items, first-quarter 2013 EBIT was $57 million. This compares favorably with first-quarter 2012 EBIT, which was a loss of $12 million. (See Table 2 for a reconciliation of the adjusting items.)

Outlook

The company continues to expect at least $100 million in adjusted EBIT improvement over 2012 as a result of company actions, an improving U.S. housing market, and moderate global growth. It anticipates that the rate of the U.S. housing market recovery and its impact on the margin performance of the Building Materials businesses will largely determine the upside to this guidance.

Roofing is expected to achieve improved full-year margins versus 2012. First-quarter margins benefited from significantly lower price incentives than the comparable period last year. The company anticipates that its April 1 price increase and the expected improvement in the U.S. housing market will continue to support year-on-year margin improvement. While 2013 storm-related volumes could compare unfavorably with the prior year, the company anticipates that overall market conditions will improve this year.

Insulation will continue to benefit from the growth in U.S. residential new construction, higher asset utilization rates, and better pricing. Prices have improved across the business with strong sequential price performance and the company has announced an additional price increase for the second quarter. Even with this progress, prices remain significantly below historical levels with opportunity for further improvement.

Composites is expected to achieve improved full-year financial performance. With the asset ramp-up complete at the end of the first quarter of 2013, the company expects margins in the business to benefit from positive leverage and the asset repositioning executed in 2012.

The company estimates an effective tax rate of 25 percent to 28 percent for 2013, based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective cash tax rate is estimated to be in the range of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.3 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be about $120 million in 2013. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2013 than in 2012 in anticipation of incentive compensation levels consistent with improved performance.

Copyright © 2013 Owens Corning

Next Earnings Announcement

Second-quarter 2013 results will be announced at 11 a.m. ET on Wednesday, July 24, 2013.

Conference Call and Presentation

Wednesday, April 24, 2013

10 a.m. Eastern Time

All Callers

•	Live dial-in telephone number – U.S.: 1.877.883.0383, or international: 1.412.902.6506

•	Entry number – 123-6573 (please dial in 10-15 minutes before conference call start time)

•	Live webcast – http://services.choruscall.com/links/owens130424.html

Telephone and Webcast Replay

•	Telephone replay available through 9 a.m. on May 2, 2013

•	Telephone replay number – U.S.: 1.877.344.7529, or international +1.412.317.0088

•	Conference replay number – 100-269-15

•	Replay of webcast also available at: http://services.choruscall.com/links/owens130424.html

•	Webcast available until April 24, 2014

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 58 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Celebrating its 75th anniversary in 2013, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.2 billion in 2012 and approximately 15,000 employees in 27 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date April 24, 2013, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2013 Owens Corning

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended Mar. 31,
	2013	2012
NET SALES	$1,350	$1,346
COST OF SALES	1,137	1,160

Gross margin	213	186
OPERATING EXPENSES
Marketing and administrative expenses	133	137
Science and technology expenses	18	19
Charges related to cost reduction actions	1	34
Other expenses	4	8

Total operating expenses	156	198

EARNINGS (LOSS) BEFORE INTEREST AND TAXES	57	(12)
Interest expense, net	29	28

EARNINGS (LOSS) BEFORE TAXES	28	(40)
Less: Income tax expense	6	5
Equity in net earnings of affiliates	—	—

NET EARNINGS (LOSS)	22	(45)
Less: Net earnings attributable to noncontrolling interests	—	1

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$22	$(46)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.19	$(0.38)
Diluted	$0.18	$(0.38)
WEIGHTED-AVERAGE COMMON SHARES
Basic	118.5	121.1
Diluted	119.6	121.1

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended
	March 31,
	2013	2012
Charges related to cost reduction actions and related items	$(9)	$(55)
Losses related to Hurricane Sandy	(11)	—

Total adjusting items	$(20)	$(55)

	Three Months Ended
	March 31,
	2013	2012
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$22	$(46)
Less: Net earnings attributable to noncontrolling interests	—	1

NET EARNINGS (LOSS)	22	(45)
Income tax expense	6	5

EARNINGS (LOSS) BEFORE TAXES	28	(40)
Interest expense, net	29	28

EARNINGS (LOSS) BEFORE INTEREST AND TAXES	57	(12)
Less: adjusting items from above	(20)	(55)

ADJUSTED EBIT	$77	$43

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended
	March 31,
	2013	2012
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$22	$(46)
Adjustment to remove adjusting items net of tax	15	43
Adjustment to tax expense to reflect pro forma tax rate*	(2)	14

ADJUSTED EARNINGS	$35	$11

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.18	$(0.38)
Adjustment to remove adjusting items net of tax	0.13	0.36

Adjustment to tax expense to reflect a pro forma tax rate*	(0.02)	0.11

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.29	$0.09

RECONCILIATON TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	118.5	121.1
Non-vested restricted shares	0.6	—
Options to purchase common stock	0.5	—

Diluted shares outstanding	119.6	121.1

*	Pro forma tax rate used in 2013 was 26.5% (midpoint of guidance), and, 23% in 2012 as this was the adjusted effective tax rate of the Company in 2012.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Mar. 31, 2013	Dec. 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62	$55
Receivables, less allowances of $16 at Mar. 31, 2013 and $17 at Dec. 31, 2012	884	600
Inventories	776	786
Other current assets	195	171

Total current assets	1,917	1,612
Property, plant and equipment, net	2,865	2,903
Goodwill	1,143	1,143
Intangible assets	1,038	1,045
Deferred income taxes	603	604
Other non-current assets	251	261

TOTAL ASSETS	$7,817	$7,568

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$920	$897
Short-term debt	10	5
Long-term debt—current portion	4	4

Total current liabilities	934	906
Long-term debt, net of current portion	2,301	2,076
Pension plan liability	462	480
Other employee benefits liability	271	274
Deferred income taxes	36	38
Other liabilities	219	219
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,941	3,925
Accumulated earnings	473	451
Accumulated other comprehensive deficit	(375)	(364)
Cost of common stock in treasury (c)	(483)	(475)

Total Owens Corning stockholders’ equity	3,557	3,538
Noncontrolling interests	37	37

Total equity	3,594	3,575

TOTAL LIABILITIES AND EQUITY	$7,817	$7,568

(a)	10 shares authorized; none issued or outstanding at Mar. 31, 2013 and Dec. 31, 2012
(b)	400 shares authorized; 135.5 issued and 118.9 outstanding at Mar. 31, 2013; 135.6 issued and 118.3 outstanding at Dec. 31, 2012
(c)	16.6 shares at Mar. 31, 2013 and 17.3 shares at Dec. 31, 2012

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended
	Mar. 31,
	2013	2012
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$22	$(45)
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	78	89
Gain on sale of businesses and fixed assets	—	(1)
Deferred income taxes	—	6
Provision for pension and other employee benefits liabilities	6	11
Stock-based compensation expense	7	7
Other non-cash	(2)	(4)
Change in working capital	(271)	(232)
Pension fund contribution	(12)	(18)
Payments for other employee benefits liabilities	(5)	(6)
Other	(2)	—

Net cash flow used for operating activities	(179)	(193)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(45)	(72)
Proceeds from the sale of assets or affiliates	—	4

Net cash flow used for investing activities	(45)	(68)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	558	626
Payments on senior revolving credit and receivables securitization facilities	(331)	(352)
Payments on long-term debt	—	(2)
Net increase (decrease) in short-term debt	5	(6)
Purchases of treasury stock	(8)	(5)
Other	8	5

Net cash flow provided by financing activities	232	266

Effect of exchange rate changes on cash	(1)	1

Net increase in cash and cash equivalents	7	6
Cash and cash equivalents at beginning of period	55	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62	$58

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended
	Mar. 31,
	2013	2012
Net sales	$459	$476
% change from prior year	-4%	-3%
EBIT	$9	$23
EBIT as a % of net sales	2%	5%
Depreciation and amortization expense	$32	$30

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense (in millions) for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended
	Mar. 31,
	2013	2012
Net sales
Insulation	$330	$331
Roofing	607	588

Total Building Materials	$937	$919
% change from prior year	2%	17%
EBIT
Insulation	$(21)	$(34)
Roofing	119	83

Total Building Materials	$98	$49
EBIT as a % of net sales	10%	5%
Depreciation and amortization expense
Insulation	$26	$25
Roofing	10	9

Total Building Materials	$36	$34

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended
	Mar. 31,
	2013	2012
Charges related to cost reduction actions and related items	$(9)	$(55)
Losses related to Hurricane Sandy	(11)	—
General corporate expense and other	(30)	(29)

EBIT	$(50)	$(84)

Depreciation and amortization	$10	$25